STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is entered into as of October ___, 1999 ("Agreement"), by and between WEBE ENTERPRISES, LTD., a Michigan corporation, or its assigns ("Purchaser"), and ISG RESOURCES, INC. ("Seller").

                              W I T N E S S E TH:

         WHEREAS, the Seller is the owner and holder of all the outstanding shares of common stock of PNEUMATIC TRUCKING, INC. ("Pneumatic"), a Michigan corporation, which shares are hereinafter referred to as the "Purchased Shares"; and

         WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase the Purchased Shares, all upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

                                    ARTICLE I

                           Purchase and Sale of Shares

         1.1 Purchase and Sale. Subject to the terms, provisions and conditions of this Agreement, and on the basis of the representations and warranties herein contained, the Seller agrees to sell to Purchaser, and the Purchaser agrees to purchase from Seller, at the Closing (as hereinafter defined), all of the Purchased Shares consisting of 1,000 shares of the common stock of Pneumatic, which is all of its issued and outstanding shares and Seller represents that there are no stock options, warrants or preferred stock or common stock held by anyone or any entity other than the Seller whose entire interest in Pneumatic is being sold to Purchaser pursuant to this Agreement.

         Seller represents and warrants that the shares set forth above are owned by it free and clear of any and all claims of any nature or kind whatsoever which could or would affect the transfer or sale contemplated by this Agreement. Seller further represents and warrants that it has not pledged, encumbered or hypothecated the Purchased Shares.

         1.2 Purchase Consideration. The consideration for the Purchased Shares ("Purchase Price") to be paid by Purchaser to Seller shall be SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($750,000.00).

         1.3 Manner of Payment of Purchase Price. The SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($750,000.00) Purchase Price shall be paid by the Purchaser at Closing to Seller, by a cashier's check or checks or wire transfer.

                                   ARTICLE II

                                     Closing

         2.1 Date of Closing. The transactions contemplated hereby shall close at a date and time mutually agreeable to Purchaser and Seller, but no later than October 31, 1999, which Closing shall be at the offices of Sullivan and Leavitt, P.C., 22375 Haggerty Road, Novi, Michigan, or at such other place or time as Purchaser and Seller shall mutually agree upon in writing ("Closing").

         2.2 Documents to be Delivered at Closing.

                  (a) Documents to be Delivered by Seller. At closing, the Seller shall deliver to Purchaser:

                           (i) Certificates representing the Purchased Shares duly endorsed in blank or accompanied by stock powers executed in blank.

                           (ii) All minute books,  stock records and stock books
                  of Pneumatic.

                           (iii)   Resignation   letters  of  all  officers  and
                  directors of Pneumatic.

                           (iv) Titles to all of the vehicles owned by Pneumatic
                  as such vehicles are identified on Schedule A hereto entitled ISG Resources North Central Vehicle Listing As Of February 28, 1999.

                           (v) Releases of any liens on the titles to the vehicles set forth on Schedule A (i.e., Certificate of Good Standing of Pneumatic Trucking, Inc. as a Michigan corporation).

                           (vi) Letter of Indemnification by Seller indemnifying
                  Purchaser against any Central States Southeast and Southwest Area Pension Fund Withdrawal Liability accrued as of the date of Closing.

                           (vii) An opinion  letter from  Seller's  counsel in a
                  form  satisfactory  to Purchaser's  counsel in accordance with
                  Section 5.1(j) hereof in the form of Schedule B hereto.

                           (viii) Such other documents as may reasonably be requested by the Purchaser or its counsel.

                  (b) Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver, or cause to be delivered to the Seller, the following:

                           (i) The  Purchase  Price  represented  by a cashier's
                  check(s) of a national banking Institution or wire transfer to Seller of the Purchase Price.

                           (ii) Certified  resolutions of the Board of Directors
                  of Purchaser, authorizing the transactions contemplated by this Agreement.

                           (iii) Such other documents as may reasonably be requested by Seller or its counsel.

                                  ARTICLE III

                    Representations and Warranties of Seller

         The Seller represents and warrants to Purchaser that:

         3.1 Organization and Good Standing. Pneumatic is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has full power and authority to own its properties and to carry on its business as now conducted.

         3.2 Charter and Bylaws. Schedule B contains true, correct and complete copies of the Articles of Incorporation, as amended, certified as of a date within ten (10) days of the Closing by the Michigan Secretary of State, and of the Bylaws of Pneumatic, as amended through and including the date of this Agreement, certified as of the date hereof by the Secretary of Pneumatic.

         3.3 Capitalization. The authorized capital stock of Pneumatic consists of 60,000 shares of common stock, $1.00 par value, of which 1,000 shares are validly issued and outstanding, and shall be validly issued and outstanding at Closing. The Purchases Shares shall consist of all of the Pneumatic shares which are validly issued, fully paid and nonassessible. There are no dividends owing or dividends which have been declared but not paid with respect to the Purchased Shares. Pneumatic does not have any subsidiaries and does not own any interest in any other person.

         3.4 Title and Authority: Investment Representation. Seller is the absolute owner of the Purchased Shares, free, clear and discharged of and from any and all liens or other encumbrances, and Seller has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Upon delivery of the Purchased Shares by Seller at the Closing, duly endorsed for transfer, Purchaser will be the absolute owner of all the Purchased Shares so delivered, free and clear of and from any and all liens and encumbrances. This Agreement is the legal, valid and binding obligation of Seller and is enforceable in accordance with its terms, except as the enforcement of this Agreement may be limited by laws of general application relating to bankruptcy, insolvency and relief of debtors.

         3.5 No Commitment to Issue Capital Stock or Rights to Acquire Capital Stock. Seller has not entered into any contract or agreement or made any commitment to purchase, redeem, sell or otherwise transfer or issue any shares of Pneumatic's capital stock, nor are there any outstanding options, subscriptions, warrants, conversion rights or similar rights of any kind convertible into any shares of Pneumatic's capital stock.

         3.6 Ability to Carry Out Agreement. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of the Articles of Incorporation or Bylaws of Seller or Pneumatic, or of any mortgage, lease, contract, franchise agreement, license, permit, instrument, order, judgment, law, regulation or any other restriction to which either Seller or Pneumatic is a party or by which either Seller or Pneumatic is bound. Except for those already obtained, no consent of any governmental authority or other third-party is required to be obtained by either Seller or Pneumatic in connection with the Shareholders' execution, delivery or performance of this Agreement.

         3.7      Financial Statements.
                  (a) Pneumatic's balance sheet as of December 31, 1998, and related statements of income, retained earnings and cash flow for, the year ended December, 1998 (the "Financial Statement Date"), prepared by the chief financial officer of Seller are referred to herein as the "Pneumatic Financial Statements" and are attached hereto as Schedule C. The Pneumatic Financial Statements (I) present fairly, in all material respects, the financial position of Pneumatic at the Financial Statement Date; and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Pneumatic's historic accounting practice applied on a consistent basis, except as otherwise indicated.

                  (b) Pneumatic's giving effect balance sheet as of October 31, 1999, and related statements of income, retained earnings and cash flow for the 10 months ended October 31, 1999, are attached as Schedule D and are referred to herein as the "Pneumatic Interim Financial Statements." The Pneumatic Interim Financial Statements (I) present fairly, in all material respects, the financial position of Pneumatic at October 31, 1999; and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Pneumatic's historic accounting practice applied on a consistent basis, subject to year-end closing adjustments.

                  (c) Schedules C and D shall sometimes be referred to jointly as the "Financial Statements."

         3.8 Taxes of Pneumatic. Pneumatic has paid any and all taxes, license fees, other charges levied, assessed, or imposed on the business and any of the property of Pneumatic, except those that are not due and payable. All taxes, franchises, contributions, and other charges required to be paid to governmental agencies by Pneumatic, with respect to its operations to the date of the closing will be paid as they become due.

         3.9 Tax returns of Pneumatic.

                  (a) Preparation. Pneumatic has duly prepared and filed any and all tax returns and reports required by federal, state, and local tax authorities.

                  (b) Correctness. The returns filed are correct, true, and complete;

                  (c) Payment. Any and all such taxes, including sales, corporate franchise, property, excise, and use taxes have been paid or are adequately provided for on the latest Pneumatic financial statement; and

                  (d) No dispute. Pneumatic is not involved in any dispute with any tax authority about the amount of taxes due, nor has it received any notice of any deficiency, audit, or other indication of deficiency from any tax authority not disclosed to the parties to this Agreement.

         3.10 Unreported and Contingent Liabilities. Except as set forth in the Financial Statements or on Schedule E attached hereto, Seller has no liabilities or obligations, whether accrued, absolute, fixed, known or unknown, contingent or otherwise, existing, arising out of or relating to any transactions entered into, or state of facts existing, on or prior to the date of this Agreement.

         3.11 Licenses and Permits. Pneumatic possesses all material licenses or permits necessary to conduct its respective business as now operated, including the requisite operating authority issued by the Surface Transportation Road of the Federal Highway Administration and the Michigan Public Service Commission. Such licenses and permits are valid and in full force and effect. No action or claim is pending, or, to the knowledge of Seller, threatened, to revoke or terminate any such licenses or permits or declare any of them invalid in any respect.

         3.12 Litigation. Except as set forth on Schedule F, there is not pending against Pneumatic, or, to the knowledge of Seller, threatened against it, any claim, action, suit, arbitration proceedings, governmental proceeding or investigation or other proceeding of any character.

         3.13 Compliance With Laws Generally. Pneumatic has substantially complied with all laws, rules, regulations and ordinances materially affecting its business. Except for laws, rules, regulations or ordinances that are or are to be of general applicability, there are no existing or, to the knowledge of the Seller, proposed laws, rules, regulations or ordinances of such a nature as could be reasonably expected to materially adversely affect the continued conduct of Pneumatic's business in the manner presently conducted.

         3.14 Trademark, etc. Attached hereto as Schedule G is a list of all copyrights, trade names and material trademarks and trade secrets as to which Pneumatic claims an ownership interest or as to which Pneumatic is a licensee or licensor (the "Pneumatic Intellectual Property"). Pneumatic has good and marketable title to or possesses adequate licenses or other valid rights to use the Pneumatic Intellectual Property, free and clear of all liens, charges, claims and other encumbrances. To the knowledge of the Seller, the use of the Pneumatic Intellectual Property does not misappropriate, infringe upon or conflict with any patent, copyright, trade name, trade secret or trademark of any third-party. No party has filed a claim (or, to the knowledge of Seller, threatened to file a claim) against Pneumatic alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party and Pneumatic has not violated or infringed any trademark, trade name, service mark, service name, copyright or trade secret held by others.

         3.15 Equipment. It is agreed that the motor vehicle equipment set forth on Schedule A is conveyed by Seller and accepted by Purchaser "as is" and "with all faults" and that Seller is making no representations or warranties regarding any aspect thereof. It being understood that Purchaser has obtained or will obtain its own independent assurances as to all such matters to such extent as Purchaser, in its discretion, has deemed necessary or appropriate. Purchaser acknowledges that it is entering into this purchase on the basis of Purchaser's own investigation of the motor vehicle equipment and other assets of Pneumatic. Except as otherwise expressly set forth herein, Purchaser further acknowledges that Seller, Seller's agents and other persons acting on behalf of Seller, have made no representation or warranty of any kind in connection with any matter relating to the condition, value or fitness for use of the motor vehicle equipment and/or other assets of Pneumatic. Purchaser hereby waives, releases, remises, acquits and forever discharges Seller and Seller's agents or any other person acting on behalf of Seller, of and from any claims, actions, causes of action, demands, rights, damages, liabilities, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser now has or which may arise in the future on account of or in any way connected with the condition of the motor vehicle equipment and/or such other assets.

         3.16 States Incorporated or Licensed to Do Business In. To the best of Seller's knowledge, Pneumatic is duly licensed to do business in those states where necessary to carry on the business of Pneumatic and all Federal, State, County and Municipal tax returns, including but not limited to fuel tax returns with the various states, currently due have been filed and the taxes paid.

         3.17 Insurance Policies. To the best of Seller's knowledge, Pneumatic has in effect those insurance policies normally maintained by it in order to conduct its business. Schedule H attached hereto contains a copy of all such insurance policies and/or certificates.

         3.18  Central  States  Southeast  and  Southwest  Areas  Pension  Fund.
Pneumatic contributes to the Central States Southeast and Southwest Areas Pension Fund on behalf of its driver employees and has or will obtain from such fund a written estimate of any withdrawal liability it would be subject to pursuant to ERISA (29 U.S.C.A. Section 1001 et seq.) which shall be attached hereto as Schedule I and shall be dated within 100 days of the Closing and Seller agrees to indemnify Purchaser in respect to any such liability which may have existed as of October 27, 1999.

         3.19 Workers' Compensation Claims of Employees. Schedule J attached hereto contains, to the best of Seller's knowledge, a listing of all filed or threatened Workers' compensation claims.

         3.20 Real Estate. Pneumatic owns no real estate and is not a party to any terminal or office lease.

         3.21 Disclosure. No representations or warranties by Seller in this Agreement, and no document, certificate or other writing furnished by Seller to the Purchaser, to the best of the knowledge of the Seller, contains any untrue statements of material fact, or omits any material fact necessary to make the statements herein or therein not misleading.

         3.22 Representations and Warranties as of the Closing Date. Each of the representations and warranties made by the Seller hereunder shall be deemed to have been made again on and as of the Closing Date.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Seller as follows:

         4.1 Organization. Purchaser is a corporation formed under the laws of the State of Michigan and is duly organized, validly existing and in good standing pursuant to the laws of the State of Michigan.

         4.2 Authority Relative to This Agreement. Purchaser or its assigns has or will have, prior to Closing, full legal power and authority to execute and deliver the Agreement and all agreements contemplated hereby. This Agreement shall be duly and validly executed by Purchaser, and shall constitute a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

         4.3 Purchase for Investment. Purchaser is acquiring the Purchased Shares as a means of acquiring the business of Pneumatic in order to own and operate such business, and is not acquiring the Purchased Shares with a view towards their subsequent sale, transfer of distribution, although Purchaser shall have the right to freely seek, pledge or encumber the shares being acquired.

         Purchaser has 10 or fewer security holders or stockholders.

         Purchaser, either alone, or with the Purchaser's representatives, has sufficient knowledge and experience concerning investments generally and Pneumatic's in particular, such that it is able to evaluate the risks and merits of this investment. Purchaser has had full opportunity to make all inquiries it deems appropriate with respect to the business and affairs of Pneumatic and has had such inquiries answered to its full satisfaction. Purchaser represents that no commission is being paid now or owed in connection with this transaction to any party.

         4.4 Collective Bargaining Agreements. After the execution, Pneumatic shall continue in full force and effect its collective bargaining agreements with Locals 406 and 486 affiliated with the International Brotherhood of Teamsters as extended or renegotiated pursuant to 5.1(b) hereof in accordance with their terms on a non-interrupted basis and shall also continue to make contributions to any applicable multi-employer pension plans in accordance with their terms on a non-interrupted basis. Seller shall take no action to interfere with such Agreements and represents that there are no written employment agreements between Pneumatic and any third-party. Schedule M attached hereto contains copies of the Collective Bargaining Agreements of Pneumatic, as well as signed participation agreements with employee benefit funds resulting therefrom.

         4.5 Disclosure. No representations or warranties by Purchaser in this Agreement, and no document, certificate or other writing furnished by Purchaser to the Seller, to the best of the knowledge of the Purchaser, contains any untrue statements of material fact, or omits any material fact necessary to make the statements herein or therein not misleading.

         4.6 Correct on Closing Date. The representations and warranties contained herein will be true and correct on and as of the Closing with the same effect as if were made on and as of Closing.

                                   ARTICLE V

            Conditions Precedent to the Performance by the Purchaser and the Seller of Their Obligations Under This Agreement

         5.1 Purchaser's Conditions. The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

                  (a) Financing. The Purchaser, upon application for appropriate financing of the Purchase Consideration within forty-five (45) days of the execution of this Agreement, shall obtain financing from a banking institution upon terms and conditions which in Purchaser's sole discretion are acceptable to it.

                  (b) Labor Agreements. The Purchaser shall obtain an extension of or shall have renegotiated the existing Collective Bargaining Agreements with Teamsters Locals 406 and 486 covering the drivers of Pneumatic, which extension or renegotiation shall be under terms and conditions satisfactory to Purchaser in its sole discretion.

                  (c) ISG Hauling Agreement. The Seller shall enter into the Fly Ash Hauling Agreement with Purchaser in the form attached hereto as Schedule N.

                  (d) Performance of Obligations. The Seller and Pneumatic shall have performed or complied with, in all respects, all of their obligations, covenants and agreements hereunder.

                  (e) Receipt of Closing Documentation. All documentation relating to the due authorization and completion by the Seller of the sale and purchase hereunder of the Purchased Shares, and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Seller of its obligations pursuant to this Agreement, and the documentation provided to the Purchaser hereunder, shall be reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation by the Seller of the transactions contemplated hereby and the taking of all proceedings by the Seller in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance reasonably satisfactory to the Purchaser.

                  (f) Subleases. Seller shall sought the consent of the respective landlords and have obtained permission from such landlords to enter into Subleases with Purchaser for a portion of its leased facilities which would permit the Purchaser to continue to park and/or store a similar quantity of motor vehicles and equipment as is presently being stored at Muskegon, Lansing and Erie, Michigan, which subleases shall be in the form of Schedules O, P and Q attached hereto.

                  (g) Consents, Authorization and Registrations. All consents, approvals, orders and authorizations of any persons or governmental authorities, including courts (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof, shall have been obtained on or before the Closing including, without limiting the generality of the foregoing, any and all consents or approvals to the sale of the Purchased Shares to the Purchaser required from any federal or state authority having jurisdiction over the issuance of operating authorities or licenses, unless such consents, orders or authorizations are waived by the Purchaser in writing.

                  (h) Directors and Officers of Pneumatic. There shall have been delivered to the Purchaser, on or before the Closing, the resignations of Pneumatic's Officers and Directors from such positions, and duly executed comprehensive releases from such Officers and Directors as well as all non-union employees of Pneumatic of all claims against Pneumatic, other than those arising as a result of this Agreement, including claims relating to any existing Employment Agreements between Pneumatic and any such parties, which Employment Agreements shall be canceled as of the Closing.

                  (i) Preservation of Business. Seller shall use its best efforts to preserve the business organization of Pneumatic intact, to keep available to Purchaser the services of the present employees, except those referenced hereinbefore, of Pneumatic and to preserve for Purchaser the present relationships between Pneumatic on the one hand and its suppliers, customers and others having business relations with it, on the other hand.

                  (j) Opinion of Counsel. That at Closing, Seller's counsel shall give its legal opinion in a form satisfactory to Purchaser, in respect to the matters contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.10, 3.12 and 3.14.

                  (k) Lien Search. Seller shall provide Purchaser with a tax lien and financing statement search, both certified to a date later than the date of this Agreement, in respect to public records of the states of Utah and Michigan for both Seller and Pneumatic.

                  (l) Purchaser shall have been given access to and shall have conducted a due diligence review of the assets, business and legal status of Pneumatic satisfactory to it, in it's sole discretion.

         5.2 Seller's Conditions. The obligations of the Seller to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Seller and may be waived by it in whole or in part):

                  (a) Existing Labor Issues. The Seller shall have resolved to its satisfaction any pending grievances, threatened grievances or other claims, arising pursuant to the Collective Bargaining Agreements with Local Unions Number 406 and 486 as of the date of Closing which resolution shall be in the form of Schedule R hereto and executed by such local unions.

                  (b) Assumption of Collective Bargaining Agreements. Purchaser shall have agreed in writing in the form of Schedule S hereto to assume all obligations pursuant to the Collective Bargaining Agreements set forth in Schedule M hereto or such agreements, successors as of the day after the Closing.

                  (c) Performance of Obligations. The Purchaser shall have performed or complied with, in all respects, all its other obligations, covenants and agreements hereunder.

                  (d) Receipt of Closing Documents. All documentation relating to the due authorization and completion by the Purchaser of the sale and purchase hereunder of the Purchased Shares, and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement, shall be reasonably satisfactory to the Seller, and the Seller shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish consummation by the Purchaser of the transaction contemplated hereby and the taking by it of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance reasonably satisfactory to the Seller.

                                   ARTICLE VI

                                 Indemnification

Indemnification. Seller shall defend, indemnify and hold harmless Purchaser, its directors, officers, shareholders, successors and assigns, from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential and other), and expenses (including reasonable legal fees) to the extent resulting from:

                  (a) any inaccuracy and any misrepresentation or breach of any warranty of the Seller contained in this Agreement;

                  (b) Seller's failure to perform or observe in full, or to have performed in or observed in full, any covenant, agreement or condition to be performed or observed by the Seller under this Agreement or any documents related to this transaction;

                  (c) Seller shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the closing, unless within a period of two (2) years following the date of closing, Purchaser notifies Seller of a claim specifying the factual basis of that claim in reasonable detail.

                                   ARTICLE VII

                             Access and Information

         7.1 Due Diligence. During the period from the date of this Agreement to Closing, the parties agree:

                  (a) Release of Information. Seller shall or cause Pneumatic to provide to Purchaser and to Purchaser's agents full access, during normal business hours, throughout the period before the Closing, to all of Pneumatic's assets, properties, books, contracts, commitments and records and shall furnish to Purchaser during that period all the information concerning Pneumatic's affairs that Purchaser may reasonably request.

                  (b) Confidentiality. Purchaser acknowledges that, pursuant to the right to inspect Pneumatic's books, records, and other documents and material, Purchaser may become privy to confidential information of Pneumatic, and that communication of such confidential information to third parties (whether or not such communicated information is authorized by Purchaser) could injure Pneumatic's business in the event that this transaction is not completed. Purchaser agrees to take reasonable steps to ensure that such information about Pneumatic, obtained by Purchaser, shall remain confidential and shall not be disclosed or revealed to outside sources, and further agrees not to solicit any customers of Pneumatic disclosed from such confidential information. As used in this Agreement, confidential information includes information ordinarily known only to Pneumatic personnel, and information such as customer lists, supplier lists, trade secrets, channels of distribution, pricing policy and records, inventory records, and other information normally understood to be confidential or designated as such by Pneumatic.

                                  ARTICLE VIII

                            Covenants of the Parties

         8.1 Conduct of Business Prior to Closing. During the period from the date of this Agreement to Closing, the Seller will cause Pneumatic to:

                  (a) Conduct Business in Ordinary Course. Except as otherwise contemplated or permitted by this Agreement, or as specifically authorized in writing by the Purchaser, to maintain and repair Pneumatic's vehicles as set forth on Schedule A, in accordance with past practice and to conduct its business in the ordinary and normal course thereof with no change from prior accounting practices and not, without the prior written consent of the Purchaser, to enter into any transaction which, if effected before the date of this Agreement, would materially affect the assets or liabilities of Pneumatic.

                  (b) Insurance. To maintain in force policies of insurance similar to those types of policies set forth in Schedule H and in such amounts presently maintained by Pneumatic.

                  (c) Perform Obligations. To comply with all laws affecting the operation of the business of Pneumatic.

                                   ARTICLE IX

                                     General

         9.1 Expenses. All costs and expenses (including, without limitation, the fees and disbursements of legal counsel and any accountant's or consultants'
fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring same.

         9.2 Records. The Seller agrees at the Closing in turn over to Purchaser any and all records including but not limited to corporate minute books, stock record books and tax returns in its possession relating to Pneumatic, which records have been in the control of Seller.

         9.3 Time. Time shall be of the essence hereof.

         9.4 Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof (hereinafter called a "Notice") to any party shall be sufficiently given if delivered personally, by recognized courier service or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such party with an acknowledgment of receipt from the recipient:

     In the case of a Notice to the Seller:     ISG Resources, Inc.
                                                Attn:  General Counsel
                                                136 E. South Temple, Suite 1300
                                                Salt Lake City, UT  84111

     In the case of a Notice to Purchaser:      Richard Notestine
                                                P.O. Box 7
                                                Mongo, IN  46771

     with a copy to:                            Bill D. Eberhand, Jr., Esq.
                                                115 South Detroit Street
                                                LaGrange, IN  46761

                                                    and

                                                Richard Schwartz
                                                212 South Main Street
                                                Brooklyn, MI  49230

     with a copy to:                            Philip J. Curtis, Esq.
                                                120 W. Michigan Ave., Ste. 1500
                                                Jackson, MI  49204-0594

     with an additional copy to:                Martin J. Leavitt, Esq.
                                                22375 Haggerty, PO Box 400
                                                Northville, MI  48167

or at such other address as the Party to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice delivered personally or by courier service to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then the notice shall be deemed to have been given and received on the next following business day. Any notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first business day after its transmission and acknowledgment of receipt.

         9.5 Assignment. The purchase of the stock, which is the subject of this Agreement, and any rights hereunder, are assignable by the Purchaser or by the Seller. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any party), heirs and assigns.

         9.6 Further Assurances. The parties hereto shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

         9.7 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         9.8 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable, such holding shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         9.9 Governing Law. This Agreement is executed in, and shall be construed in accordance with the laws of the State of Michigan.

         9.10 Entire Agreement. This Agreement and any amendments and attachments hereto supersedes any other agreement, whether oral or written, between the parties hereto relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been executed as of ________ 10, 1999.

WITNESSED BY:                               SELLER:
________________________                    ISG RESOURCES, INC.


________________________                    By:_____________________________

                                            Its:_____________________________


WITNESSED BY:                               PURCHASER:
________________________                    WEBE ENTERPRISES, LTD.


________________________                    By:_____________________________
                                               Richard Schwartz, President

                      SCHEDULES TO STOCK PURCHASE AGREEMENT

                           (Pneumatic Trucking, Inc.)

A.   ISG Resources North Central Vehicle Listing as of February 28, 1999.

B.   Opinion of Seller's Counsel.

C. Certified copy of Amended Articles of Incorporation as of October 19, 1999 and Bylaws of Pneumatic Tucking, Inc.

D.   Pneumatic Financial Statements as of December 31, 1998.

E.   Pneumatic Interim Financial Statements as of October 31, 1999.

F.   Unreported and Contingent Liabilities.

G.   Litigation Pending or Threatened.

H.   Pneumatic Intellectual Property.

I.   Pneumatic's Insurance Policies.

J.   Central States Estimate of Withdrawal Liability.

K.   Filed or Threatened Workers' Compensation Claims.

L.   Pneumatic Owned Real Estate.

M. Pneumatic Leased Real Estate, Pneumatic Collective Bargaining Agreements and Benefit Funds.

N.   Participation Agreements.

O.   ISG Hauling Agreement.

P.   Sublease of Michigan Terminal Facility.

Q.   Sublease of Lansing Terminal Facility.

R.   Sublease of Erie Terminal Facility.

S. Release of Seller of Claims or obligations arising from Collective Bargaining Agreements.

T. Assumption by Purchaser of obligations arising from Collective Bargaining Agreements.